Exhibit 10.1

WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238

LETTER AGREEMENT

September 4, 2003

To the undersigned holder of the Preferred Shares
issued pursuant to the Purchase Agreement
(as defined below) and the undersigned holder of
a Warrant (as defined in the Purchase Agreement)

Gentlemen:

We refer to the Series H Convertible Preferred Stock Purchase Agreement, dated as of April 30, 2003, as amended (as amended, the “Purchase Agreement”), among Wave Systems Corp. (the “Company”) and the purchasers listed on Exhibit A thereto.  Unless otherwise defined herein, the terms defined in the Purchase Agreement shall be used herein as therein defined.

Upon the effectiveness of this letter agreement as set forth below, the Company and the undersigned purchaser agree as follows:

(a)          The undersigned purchaser hereby irrevocably waives all rights to receive dividends accrued and accruing under Section 2 of the Certificate of Designation in respect of the Preferred Shares held by the undersigned purchaser.

(b)         On or prior to September 12, 2003, the undersigned purchaser shall convert all of his, her or its Preferred Shares pursuant to Section 5 of the Certificate of Designation.

(c)          The total number of Warrant Shares issuable upon exercise of the Warrant held by the undersigned purchaser shall be reduced by such purchaser’s pro rata share of 900,000 Warrant Shares.  The term “pro rata share” as used herein shall mean, for the undersigned purchaser, the percentage obtained by dividing (x) the total number of Preferred Shares purchased by such purchaser at the Closing by (y) the total number of Preferred Shares and the Other Preferred Shares purchased by all purchasers who execute and return a letter agreement substantially identical in form to this letter agreement.

(d)         On or prior to September 12, 2003, the undersigned purchaser will exercise its Warrant in full pursuant to Section 2 thereof and pay the consideration therefor by wire transfer of immediately available funds in accordance with the wire instructions set forth below.

(e)          The definition of “Warrant Price” in Section 9 of the undersigned purchaser’s Warrant shall be amended to read in its entirety as follows:

“‘Warrant Price’ means $1.00.”

Except as expressly provided herein, no term or provision of the Transaction Documents shall be amended or otherwise modified, and each term or provision of the Transaction Documents shall remain in full force and effect.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning this letter agreement and the attached waiver via facsimile to Wave Systems Corp., at (413) 243-0391, Attention to Gerard T. Feeney.

This letter amendment shall become effective as of the date first above written if, and only if, on or before Friday, September 12, 2003, the Company shall have received (i) counterparts of this letter agreement in substantially identical form executed by the Company, the undersigned purchaser and (a) the holders of at least three-fourths (3/4) of the aggregate number of Preferred Shares and Other Preferred Shares outstanding (less the aggregate number of Preferred Shares held by the undersigned purchaser) (the “Other Required Preferred Holders”) and (b) the holders of Warrants and the Other Warrant exercisable for at least three-fourths (3/4) of the aggregate number of shares of Warrant Stock (as defined in the Warrants) issuable under the Warrants and the Other Warrant (less the aggregate number of shares of Warrant Stock issuable upon exercise of the Warrant held by the undersigned purchaser) (the “Other Required Warrant Holders”); (ii) counterparts of the attached waiver executed by the Company, the undersigned purchaser and the same Other Required Preferred Holders and the Other Required Warrant Holders who executed counterparts of this letter agreement in substantially identical form; (iii) the attached Conversion Notice executed by the undersigned purchaser; (iv) the attached Exercise Form executed by the undersigned purchaser; (v) original stock certificate representing the Preferred Shares held by the undersigned purchaser (the “Stock Certificate”); (vi) the original Warrant held by the undersigned purchaser (the “Warrant Certificate”); and (vii)  payment in full of the exercise price for all of the shares of Warrant Stock issuable upon exercise of the undersigned purchaser’s Warrant (as adjusted hereby).

The Conversion Notice, the Exercise Form, the Stock Certificate and the Warrant Certificate should be delivered via overnight courier to the Company, c/o Bingham McCutchen LLP, at 399 Park Avenue, New York New York 10022, Attention to Matthew McMurdo.  The Company shall inform the undersigned purchaser on Wednesday, September 10, 2003 of the adjusted amount of shares of Warrant Stock issuable upon exercise of the undersigned purchaser’s Warrant and the cost thereof.

Payment for the Warrant Stock shall be made by Friday, September 12, 2003 via wire transfer to the following:

Wave Systems Corp.

Bank ABA/Routing #:  021001088

Account #:  610185055

HSBC Bank

452 Fifth Avenue

New York, NY  10018

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This letter agreement may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts (including by facsimile), each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

Very truly yours,

WAVE SYSTEMS CORP.

By:
Title:

Agreed as of the date first above written:

PURCHASER: